EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

Tiburon International Trading Corp.

Xinkaicun, group 5, Weizigouzhen, Jiutai

Changchun, Jilin province, China 130519

Tel: +852 8170 3801

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) hereby irrevocably subscribes for and purchases  ____________ shares of Common Stocks (the “Shares”) of Tiburon International Trading, Corp., a Nevada corporation (the “Company”) at a price of $0.03 per Share (the “Subscription Price”) upon and subject to the terms and conditions set forth in the Company’s Prospectus dated ____________________ in the United States Securities and Exchange Commission Registration Statement on Form S-1, to which this Subscription Agreement is attached.

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO: Tiburon International Trading, Corp.

Executed this ____ day of _________________, 20____.

___________________________________                     _________________________________

___________________________________                     Signature of Purchaser

___________________________________

Address of Purchaser

___________________________________

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

____________     X  $0.03    =    US$ __________

Number of Shares Purchased                               Total Subscription Price

Form of Payment:     Cash: _________   Check: __________   Other: ______________________

TIBURON INTERNATIONAL TRADING, CORP.

By: ____________________

     Yun Cai

     President